SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 2, 2005

                             CFC International, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                 0-2722225                  36-3434526
  (State of incorporation)       (Commission                (IRS Employer
                                  File No.)                 Identification No.)


                                500 State Street
                         Chicago Heights, Illinois 60411
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (708) 891-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
             ------------------------------------------


     A. On May 2, 2005, the Board of Directors of CFC International, Inc. (the "Company") approved a retention agreement with Gregory M. Jehlik, its President and Chief Executive Officer, that include the terms described below.

     Retention Incentive Payment. Under the terms of the retention agreement, Mr. Jehlik is entitled to receive a retention incentive payment of $981,864 in the event of a sale of the Company (as defined in the retention agreement). The retention incentive payment is payable in two equal installments, one-half on the closing of any sale of the Company and one-half on the six month anniversary of the sale of the Company.

     Acceleration of Option Vesting. If a sale of the Company occurs, all stock options granted to Mr. Jehlik will become fully vested and exercisable immediately.

     Tax  Reduction.   The  retention  agreement  provides  that  the  retention
incentive payment to Mr. Jehlik will be reduced to the extent necessary to avoid any excise tax liability he may incur as a result of payments or benefits.

     Termination. The retention agreement continues until terminated as provided in the retention agreement.

     Employment at Will Status Continues. The retention agreement is not intended to effect the employment relationship between Mr. Jehlik and the Company.

     B On May 2, 2005, the Board of Directors approved a retention plan for certain of its key employees, that include the terms described below. The Company's directors and named executive officers are not participants in the plan. The plan has three tiers of benefits, with four employees participating at Tier 1, three employees participating at Tier 2, and five employees participating at Tier 3.

     Success Bonus. Under the terms of the retention plan, participants are entitled to receive cash success bonuses in the event of a sale of the Company (as defined in the retention plan). The success bonus consists of a percentage of the participant's annual base salary and annual target bonus. Tier 1 participants will be eligible to receive success bonuses of up to three-fourths (nine months) of annual base salary and annual target bonus, Tier 2 participants will be eligible to receive success bonuses of up to one-third (four months) of annual base salary and annual target bonus, and Tier 3 participants will be eligible to receive success bonuses of up to one-sixth (two months) of annual base salary and annual target bonus. The success bonus is payable in two equal installments, one-half on the closing of any sale of the Company and one-half on the six month anniversary of the sale of the Company, subject to the participant's continued employment with the Company or any successor through that date, or earlier if a participant is terminated by the Company or any successor other than for cause or by the participant with good grounds (as defined in the retention plan). If, prior to the six month anniversary of the sale of the Company, a participant's employment with the Company or any successor is terminated by the Company or any successor for cause or voluntarily by the participant for other than good reason, such participant will not be entitled to the unpaid portion of the success bonus.

     Acceleration of Option Vesting. If a sale of the Company occurs, all stock options granted to participants will become fully vested and exercisable immediately subject to the participant's continued employment with the Company or any successor through the date of sale.

     Severance. Under the terms of the retention plan, participants are entitled to receive cash severance payments in the event of a severance event. A severance event occurs when, within twelve months the sale of the Company, a participant's employment with the Company or any successor is terminated (i) by the Company or any successor for other than cause or (ii) by the participant for good grounds. Tier 1 and Tier 2 participants will be eligible to receive severance payments of up to three-fourths (nine months) of annual base salary and annual target bonus and Tier 2 participants will be eligible to receive success bonuses of up to one-fourth (three months) of annual base salary and annual target bonus. Tier 1 and Tier 2 participants also will be eligible to use a Company-provided vehicle for a period of six months following the severance event. The severance payments are payable in nine equal monthly installments for Tier I and Tier 2 participants and three equal monthly installments for Tier 3 participants, beginning on the last business day of the month following the month in which the severance event occurs. If a participant's employment with the Company or any successor is terminated by the Company or any successor for cause, because of the death of the participant or voluntarily by the participant for other than good grounds, such participant will not be entitled to receive severance payments or the use of the Company-provided vehicle. A participant will forfeit any unpaid portion of the severance payments otherwise payable to the participant and the use of Company-provided vehicle if the participant breaches the confidentiality and non-competition covenants to which the participant is subject under the retention plan.

Item 2.02.  Results of Operations and Financial Condition
            ---------------------------------------------

     On May 3, 2005, the Registrant issued a press release announcing its financial results for the quarter ended March 31, 2005. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.  Other Events
            ------------

     On May 3, 2005, the Registrant issued a press release announcing that it has entered into a letter of intent with Audax Management Company LLC for the acquisition of the Company. A copy of the press release is being furnished as
Exhibit 99.1 to this Current Report on Form 8-K.

     The Company retained the investment banking firm Lincoln Partners LLC to help it identify and evaluate sale opportunities available to the Company. As part of the process, Lincoln Partners contacted more than 170 potential acquirers, including financial and strategic parties. The Company's Board of Directors also obtained a fairness opinion, subject to certain assumptions, qualifications and limitations set forth therein, with respect to the transaction proposed in the letter of intent from Houlihan Lokey Howard & Zukin Financial Advisors.

     The enterprise value of $109.4 million for the transaction identified in the press release will be reduced by the amount of the Company's net debt and certain of the Company's fees, costs and expenses associated with the transaction, which, based on the information currently available to the Company, equates to an expected share price range for this transaction between $19.50 and $20.00 per share as identified in the press release.


Item 9.01.  Financial Statements and Exhibits.
            ----------------------------------

(c)     Exhibits

        Exhibit No.                                 Description of Exhibit
        -----------                                 ----------------------

          99.1 Press Release by the Registrant, dated May 3, 2005, furnished in accordance with Item 2.02 and 8.01 of this Current Report on Form 8-K.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                             CFC INTERNATIONAL, INC.

May 4, 2005                   By: /s/   Dennis Lakomy_____________________
                                                     Dennis Lakomy
                                                     Executive Vice President
                                                     and Chief Financial Officer